Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, George E. Kazantzis, hereby certify, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in my capacity as an officer of Envirokare Tech, Inc. (the "Company"),

That, to my knowledge, the Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2008, as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 11th day of November, 2008.

/s/ George E. Kazantzis
Name: George E. Kazantzis
Title: President and Chief Operating Officer